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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 30, 2001
                                                        (January 29, 2001)



COMMISSION FILE NUMBERS:  UNITED STATIONERS INC.:             0-10653
                          UNITED STATIONERS SUPPLY CO.:      33-59811




                             UNITED STATIONERS INC.
                          UNITED STATIONERS SUPPLY CO.
             (Exact name of Registrant as specified in its charter)





UNITED STATIONERS INC.:            DELAWARE                      36-3141189
UNITED STATIONERS SUPPLY CO.:      ILLINOIS                      36-2431718
                      (State or other jurisdiction of          (IRS Employer
                       incorporation or organization)        Identification No.)





                               2200 EAST GOLF ROAD
                        DES PLAINES, ILLINOIS 60016-1267
                                 (847) 699-5000


     (Address, including zip code and telephone number, including area code, of registrant's executive offices)


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             UNITED STATIONERS INC. AND UNITED STATIONERS SUPPLY CO.



     This Form 8-K is filed for each of United Stationers Inc., a Delaware corporation, and its wholly owned subsidiary, United Stationers Supply Co., an Illinois corporation (collectively the "Company"). United Stationers Inc. is a holding company with no operations separate from its operating subsidiary, United Stationers Supply Co. and its subsidiaries. No separate financial information for United Stationers Supply Co. and its subsidiaries has been provided herein because management for the Company believes such information would not be meaningful because (i) United Stationers Supply Co. is the only direct subsidiary of United Stationers Inc., which has no operations other than those of United Stationers Supply Co. and (ii) all assets and liabilities of United Stationers Inc. are recorded on the books of United Stationers Supply Co.


ITEM 5.  OTHER EVENTS

     The Company reported record 2000 and fourth quarter sales and earnings.

     The Company reported net sales for the year ended December 31, 2000 of $3.9 billion, up 14.6% compared with net sales of $3.4 billion in the prior year. Income before extraordinary item was $98.6 million, an 18.3% improvement from the $83.4 million reported for 1999. Diluted earnings per share were $2.84, 19.8% higher than the $2.37 reported the prior year. The 2000 earnings per share number excluded a second quarter after-tax extraordinary charge of $6.5 million.

     Net sales for the fourth quarter ended December 31, 2000 rose 9.4% to $990.5 million, compared with sales of $905.5 million for the last three months of 1999. This sales increase reflected growth in the Company's core business, incremental sales from acquisitions completed in 2000, and increases in freight revenue that were reclassified TO sales FROM cost of goods sold in accordance with a new accounting regulation. Net income for the fourth quarter was $25.5 million, up 1.6% from $25.1 million in the prior-year quarter. Earnings per share on a diluted basis were $0.74 for the fourth quarter, a slight increase from $0.73 in last year's comparable quarter.


ITEM 7.  EXHIBITS

Exhibit 99.1

     Press release issued by the Company on January 29, 2001.


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            United Stationers Inc.
                                            United Stationers Supply Co.

Dated: January 30, 2001              By:   /s/ Eileen A. Kamerick
                                              ----------------------------
                                               Eileen A. Kamerick
                                               Executive Vice President and
                                               Chief Financial Officer